Exhibit 10.6

Contract

Project: QSS M2 AMR

Ref: Contract C-22-001

This agreement is made this 28th day of December 2022, by and between:

First: Micropolis Digital Development FZ LLC, located at Media Production City, Dubai, UAE (Trade License No. 92307), hereinafter referred to as “The Developer / Micropolis Robotics”,

And

Second: Quality Support Solutions Limited, located at Riyadh, Saudi Arabia (Trade License No. 1010559652), hereinafter referred to as “The Client/ QSS Robotics”.

WHEREAS, Micropolis Robotics is a provider of robotic engineering services, including designing, developing and manufacturing robots, and,

WHEREAS, QSS Robotics desires to obtain services from Micropolis Robotics to design, develop and manufacture the “QSS M2 Robot” (hereinafter referred to as the “Project”), and

WHEREAS, Micropolis Robotics and QSS Robotics desire to enter into this agreement setting forth the terms and conditions of such services.

NOW,

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, Micropolis Robotics and QSS Robotics agree as follows:

1.0	Services:

The Developer shall provide the design, engineering, programming, manufacturing, and other necessary services to develop a robot for The Client, according to the specifications stated in “Specifications Sheet”.

1.1	Design: The Developer shall provide the conceptual and mechanical design according to the concept provided in the “Specification Sheet”, which include QSS M2 Platform, QSS M2 Standard Pod, QSS M2 Surveillance Pod, QSS M2 Robotic Arm Pod and Ground Control Station

1.2	Engineering: The Developer shall provide master schematic design for ECUs, control units, drive train, power train and battery system, according to the specifications stated in “Specifications Sheet”

1.3	Programming: The Developer shall provide the necessary programming to operate the robots

1.4	Manufacturing: The Developer shall manufacture·or procure all the parts involved in assembling the robot for The Client, according to the specifications stated in “Specifications Sheet”.

2.0	Specifications

2.1	The “Project Specification Sheet” file from page 3 to page 8 contains all specifications included in this project and is an integral part of this contract.

2.2	The specification shall include visual concept of the robot platform and the pods and technical specification sheet and hardware specification.

3.0	Deliverables

3.1	Phase 1: January 31, The Developer will develop, manufacture, and deliver one QSS M2 Platform and one QSS M2 Standard Pod QSS.

3.2	Phase 2: April 30, The Developer will develop, manufacture, and deliver one QSS M2 Platform, QSS M2 Surveillance Pod, and QSS M2 Robotic Arm Pod and one Ground Control Station.

3.3	Shipping: The Developer is responsible for packaging of the shipped product and the safety of delivery, and The Client is responsible for the customs clearance, insurance, logistics and shipping fees

3.4	The Client will have the opportunity to review and test Hardware upon arrival at The Client’s facility to confirm the correct Hardware was received and that Hardware functions correctly, prior to taking title or risk of loss. Once The Client accepts the Hardware, Title, and risk of loss to Hardware purchased by The Client hereunder shall pass to the warranty period.

4.0	Service Fees & Payments

4.1	The total amount to be paid by The Client shall be $395,000.

4.2	Payment: The Client shall pay The Developer for the services provided in accordance with the following payment schedule:

●	First payment: 20% ($79,000) paid in advance right after signing this contract.

●	Second Payment: 20% ($79,000) shall be paid after 60 days of the down payment.

●	Third Payment: 20% ($79,000) after 120 days of the down payment.

●	Forth Payment: 40% ($158,000) shall be paid after deployment and commissioning the product and user acceptance test.

5.0	Warranty and Liability

5.1	The Developer warrants that the robot will perform in accordance with the specifications provided by The Client.

5.2	In the event that the robot does not perform as specified, The Developer shall provide a full refund, including any associated shipping costs.

5.3	The Developer shall not be liable for any damages or losses suffered by The Client as a result of the robot’s failure to perform as specified.

5.4	The Developer will provide a technical support for 12 months starting after the delivery of phase 2, including replacement of malfunction parts and defects from manufacturing if it occurs.

5.5	Without limiting Ordering Activity’s rights under any Third-Party warranty or replacement program (whether or not sold by The Developer), The Client acknowledges that The Developer makes no warranties regarding Third Party Hardware and shall have no liability to The Client hereunder with respect to any defective Third-Party Hardware. The Developer will immediately pass all of the rights under the warranties it receives from the Third-Party Hardware manufacturer.

6.0	Intellectual Property

6.1	The product design will be considered owned by The Client after signing this contract and the first payment is paid to the Developer.

6.2	The Client has the right to file a design patent on the product where is will be responsible for the administrational efforts and filing fees.

6.3	The Developer remains the owner of all associated patents or hardware design IPs, electronic or electrical associated with this project.

6.4	The Client shall not engage any third parties to manufacture or reproduce the design without the written consent of The Developer. Any unauthorized manufacturing or reproduction of the Design by the Client or any third party shall be a material breach of this Agreement and shall entitle the Developer to seek all remedies available under law or in equity.

7.0	Confidentiality

7.1	Neither party shall disclose any Confidential Information of the other party to anyone other than employees and agents of the receiving party who (i) need to know such Confidential Information for the purpose of exercising the receiving party’s rights or performing the receiving party’s obligations under this Agreement and (ii) are bound to the receiving party by confidentiality obligations no less stringent than those set forth in this Agreement. The receiving party shall protect against unauthorized use or disclosure of the disclosing party’s Confidential Information using the same degree of protection that the receiving party uses to protect its own Confidential Information, but no less than a reasonable degree of protection. The receiving party shall not use the Confidential Information of the disclosing party except in connection with exercising the receiving party’s rights or performing the receiving party’s obligations under this Agreement or as otherwise permitted by the terms of this Agreement.

8.0	Termination

8.1	Either party may terminate this contract at any time if one or many multiple articles in breached in this contract.

8.2	In the event of termination, the “terminating” party shall provide a written notice to the other party explaining in detail the reason of termination, the “terminating” party shall provide evidence of contract breach.

9.0	General Terms

9.1	The Developer shall be solely responsible for any and all costs associated with the development of the Project.

9.2	The Developer shall be solely responsible for any and all technical support related to the Project.

9.3	The Client shall not be held liable for any delay in the completion of the Project due to an act or omission on the part of The Developer.

9.4	The Developer shall be solely responsible for any and all legal or regulatory compliance associated with the Project.

9.5	The Client shall be solely responsible for any and all legal permits related to the of the project’s logistics, clearance and customs fees in Saudi Arabia.

9.6	Any waiver by a party of its rights under this Contract must be in writing and signed by the waiving party.

9.7	In connection with its use of any Products or Services or any other activities under this Agreement, or in the case of The Developer provision of any Products or Services, The Client and The developer shall comply with all applicable laws, rules and regulations of any governmental authority, including any applicable regulations of the Defense Administration or any similar regulatory agency in any jurisdiction other than the “Kingdom of Saudi Arabia.

9.8	Any delay caused by third party’s lack of commitment, The Developer shall inform the Client in writing about the delay, and reschedule the delivery dates accordingly, this article shall only apply on the second phase of The Project.

9.9	The Client shall provide the necessary insurance to cover any claims arising from accidents, injuries, or property damage that occur on premises or safety or as a result of the product demonstration.

10.0	Governing Law

10.1	This Contract shall be governed by and construed in accordance with the laws of the United Arab Emirates.

11.0	Modification

11.1	This Contract may not be modified or amended except in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Contract on the date first written above.

In behalf of The Developer	In behalf of The Client

Signature	Signature

Fareed Aljawhari	Saud Saleh Al-Sagri

CEO – Micropolis Digital Development FZ LLC	Chairman – Quality Support Solutions Co. LTD

Date:	Date: 28/12/2022